Exhibit 10.31

PURCHASE AND SALE AGREEMENT
by and between
CRESCENT APARTMENTS, LLC,
a South Carolina limited liability company, as Seller
and
KBS-Legacy Apartment Community REIT Venture, LLC,
a Delaware limited liability company, as Buyer
Property Name: Alta Crescent Apartments
Location: Greer, South Carolina

Date: As of March 21, 2012

	TABLE OF CONTENTS
		Page
EXHIBITS		iv
DEFINED TERMS		i
PURCHASE AND SALE AGREEMENT		1
ARTICLE 1 — SALE OF PROPERTY		1
1.1	Real Property	1
1.2	Personal Property	1
1.3	Other Property Rights	1

ARTICLE 2 — PURCHASE PRICE		2
2.1	Earnest Money Deposit;	2
2.2	Payment of Deposit	2
2.3	Cash at Closing	2

ARTICLE 3 — TITLE MATTERS		3
3.1	Title to Rental Property	3
3.2	Title Insurance	3

ARTICLE 4 — BUYER'S DUE DILIGENCE		4
4.1	Buyer's Due Diligence	4
4.2	As-Is Sale	4
4.3	Construction Documents	5
ARTICLE 5 — ADJUSTMENTS AND PRORATIONS		5
5.1	Lease Rentals and Expenses	5
5.2	Real Estate and Personal Property Taxes	6
5.3	Other Property Operating Expenses	6
5.4	Closing Costs	7
5.5	Cash Security Deposits	7
5.6	Apportionment Credit; Improvement Bonds	7
5.7	Delayed Adjustment	7
5.8	Survival of Provisions	7

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ARTICLE 6 — CLOSING		7
6.1	Closing Date	7
6.2	Title Transfer and Payment of Purchase Price	8
6.3	Seller's Closing Deliveries	8
6.4	Buyer Closing Deliveries	10
6.5	Delivery of Deed	10
ARTICLE 7 — CONDITIONS TO CLOSING		10
7.1	Seller's Conditions	10
7.2	Buyer's Conditions	11
7.3	Waiver of Failure of Conditions Precedent	11
7.4	Failure of a Condition	11
ARTICLE 8 — REPRESENTATIONS AND WARRANTIES		12
8.1	Buyer's Representations	12
8.2	Sellers Representations	12
8.3	General Provisions	15
ARTICLE 9 — COVENANTS		17
9.1	Buyer's Covenants	17
9.2	Sellers Covenants	17
9.3	Mutual Covenants	18
ARTICLE 10 — FAILURE OF CONDITIONS		19
10.1	Buyer Default	19
10.2	Seller Default	19
ARTICLE 11 — CONDEMNATION/CASUALTY		19
11.1	Condemnation	19
11.2	Destruction or Damage	20
11.3	Insurance	20
11.4	Effect of Termination	20
11.5	Waiver	21
ARTICLE 12 — ESCROW		21
12.1	Investment of Deposit	21
12.2	Delivery of Deposit Upon Closing	21
12.3	Disbursement Following Termination	21

12.4	Release and Indemnity	21
12.5	Taxpayer Identification	22
12.6	Acceptance of Terms By Escrow Agent	22
12.7	Escrow Fee	22
ARTICLE 13 — MISCELLANEOUS		22
13.1	Buyer's Assignment	22
13.2	Designation Agreement	23
13.3	Survival/Merger	23
13.4	Integration; Waiver	23
13.5	Governing Law	24
13.6	Captions Not Binding; Schedules and Exhibits	24
13.7	Binding Effect	24
13.8	Severability	24
13.9	Notices	24
13.10	Counterparts	26
13.11	No Recordation	26
13.12	Additional Agreements; Further Assurances	26
13.13	Construction	26
13.14	Business Day	27
13.15	Seller's Maximum Aggregate Liability	27
ARTICLE 14 — CONDOMINIUM CONVERSON		27
14.1	Indemnity	27
14.2	Disclaimer	27
14.3	Expiration of Condo Indemnity Obligations	28
14.4	Declaration of Temporary Restrictive Covenants	28
14.5	Survival	28

EXHIBITS

EXHIBIT A	Legal Description
EXHIBIT B	Personal Property
EXHIBIT C	List of Contracts
EXHIBIT D	Form of Buyer’s As-Is Certificate and Agreement
EXHIBIT E	Form of Limited Warranty Deed
EXHIBIT F	Form of Bill of Sale
EXHIBIT G	Form of Assignment of Leases
EXHIBIT H	Rent Roll
EXHIBIT I	Form of Assignment of Contracts
EXHIBIT J-1	Form of Notice to Tenants
EXHIBIT J-2	Form of Notice to Service Providers
EXHIBIT K	Form of Seller’s FIRPTA Affidavit
EXHIBIT L	Litigation and Condemnation Notices, Contract Defaults and
Governmental Violations
EXHIBIT M	Leasing Guidelines
EXHIBIT N	List of Environmental Reports
EXHIBIT O	Declaration of Temporary Restrictive Covenants
EXHIBIT P	List of Property Materials

DEFINED TERMS

Defined Term	Section Reference
Access and Indemnity Agreement	Section 4.1
Agent	Section 13.2
AS-IS Certificate	Section 4.2.2
Assignment of Contracts	Section 6.3.4
Assignment of Leases	Section 6.3.3
Balance	Section 2.3
Buyer	Introductory Paragraph
Buyer’s Representatives	Section 8.3.3
Closing	Section 6.1
Closing Date	Section 6.1
Condo Indemnity Obligations	Section 14.1
Construction Documents	Section 4.3
Contracts	Section 1.3
Current Survey	Section 3.1
Deed	Section 6.3.1
Deposit	Section 2.1
Designated Representatives	Section 8.3.2
Due Diligence	Section 4.1
Due Diligence Period	Section 4.1
Election Notice	Section 11.2
Escrow Agent	Section 2.1
Escrow Deposits	Article 12
Existing Survey	Section 3.1
Existing Title Commitment	Section 3.1
First Deposit	Section 2.1
General Contractor	Section 14.2
Indemnifying Party	Section 14.1
Leases	Section 1.3

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Leasing Guidelines	Section 9.2.2(b)
Licenses and Permits	Section 1.3
Other Property Rights	Section 1.3
Owner’s Title Policy	Section 3.2
Permitted Exceptions	Section 3.1
Personal Property	Section 1.2
Property	Article 1.
Property Documents	Section 6.3.9
Property Manager	Section 8.2.2(f)
Purchase Price	Article 2
Real Property	Section 1.1
Realization Costs	Section 11.2
Release	Section 9.3.1
Rent Roll	Section 8.2.2(d)
Reporting Person	Section 13.2.1
Reporting Requirements	Section 13.2
Restriction Period	Section 14.3
Second Deposit	Section 2.1
Seller	Introductory Paragraph
Seller Parties	Exhibit D
Seller’s Broker	Section 5.4
Seller’s Trade Names	Section 1.3
Subsequent Buyer	Section 14.3
Tax Re-Assessment	Section 5.2
Title Company	Section 3.1
Title Documents	Section 3.1
Transaction	Section 3.2
Warranties and Guaranties	Section 1.3

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of this 21st day of March, 2012 (“Effective Date”) by and between CRESCENT APARTMENTS, LLC, a South Carolina limited liability company, (“Seller”), and KBS-Legacy Apartment Community REIT Venture, LLC, a Delaware limited liability company (“Buyer”).
W I T N E S S E T H:
In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:
ARTICLE 1 – SALE OF PROPERTY
Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Seller’s right, title and interest in and to the following (herein collectively called the “Property”):
1.1 Real Property. That certain parcel of real estate located in Greer, South Carolina and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”); and
1.2 Personal Property. All tangible personal property owned by Seller (excluding any software owned by Seller or Seller’s property manager), now or hereafter located on the Real Property, and used in the ownership, operation and maintenance of the Real Property, including, without limitation, the tangible personal property listed in Exhibit B attached hereto and incorporated herein by this reference and all non-proprietary books, records and files relating to the Real Property (excluding appraisals, brokers’ analyses, purchase offers, budgets, Seller’s strategic plans for the Property, internal analyses, refinancing offers and analysis, marketing information, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, or other information in the possession or control of Seller or Seller’s property manager which Seller reasonably deems confidential or proprietary) (herein collectively called the “Personal Property”); and
1.3 Other Property Rights. (a) Seller’s interest as landlord in all leases for the tenants identified on the rent roll attached hereto and incorporated herein by this reference as Exhibit H (as updated at Closing) (“Rent Roll”) and any amendments, guarantees and other documents relating thereto (herein collectively called the “Leases”); (b) if and to the extent in Seller’s possession and control and to the extent assignable by Seller without liability, expense or third-party consents:  (i) all service, supply, maintenance and utility agreements, and all equipment leases described in Exhibit C attached hereto and incorporated herein by this reference (other than those to be cancelled prior to the Closing Date as provided in Section 9.2.1(b) of this Agreement) (the “Contracts”), (ii) the certificates of occupancy for the Improvements and all other licenses, permits, approvals and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property (the “Licenses and Permits”);

(iii) all guaranties and warranties, relating to the Real Property that remain in effect on the Closing Date (the “Warranties and Guaranties”); (iv) plans and specifications, drawings and surveys; (c) all rights to use the name “Crescent” in connection with the Real Property; and (d) all rights to use the telephone number and website associated with the name and the Real Property (the rights and interests of Seller described in clauses (b)(iv), (c), and (d) hereinabove being herein collectively called the “Other Property Rights”). Notwithstanding the foregoing, Buyer shall not be entitled to any right, title or interest of Seller in the trade names and trademarks containing the names “Wood Partners”, “ALTA” and “WP” (collectively, “Seller’s Trade Names”). Buyer, at its cost, shall replace all signage that contains the Seller’s Trade Names within thirty (30) days after the Closing or as soon as reasonably practicable. Notwithstanding the immediately preceding sentence, Buyer shall be assigned at Closing the right to use the name “Alta” on street name signage and addresses only for a period of one (1) year following Closing; and not later than the expiration of such one (1) year period, Buyer covenants and agrees that it shall change the names used in the addresses of the units and to identify the streets at Property to a name that does not include the name “Alta”; and shall cease to use all related trademarks of Seller. The terms “Property,” “Personal Property” and “Other Property Rights” specifically exclude the Seller’s Trade Names. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
ARTICLE 2 – PURCHASE PRICE
The total purchase price to be paid by Buyer for the purchase of the Property is the sum of TWENTY MILLION, EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($20,800,000.00) in immediately available funds (the “Purchase Price”). The Purchase Price, subject to the prorations and adjustments set forth in Article 5 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, shall be paid by Buyer at Closing in immediately available funds by wire transfer as more particularly set forth in Section 6.2.
2.1 Earnest Money Deposit; Payment of Deposit. Within one (1) business day of the full and final execution of this Agreement and as a condition precedent to the effectiveness of this Agreement, Buyer shall deposit the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($250,000.00) (the “First Deposit”) with Paltar Title Agency located at 1230 Main St. Suite 700, Columbia, SC 29201, Attn: Carol A. Christian (“Escrow Agent”). Within one (1) business day of the expiration of the Due Diligence Period, Buyer shall deposit the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($750,000.00) (the “Second Deposit”) with Escrow Agent. The First and Second Deposit are herein collectively referred to as the “Deposit”. The Deposit shall be non-refundable in the event Buyer defaults in its obligation purchase the Property in accordance with the terms of Section 10.1 of this Agreement. Any interest earned on the Deposit shall be considered a part of the Deposit. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.
2.3 Cash at Closing. On the Closing Date, Buyer shall pay to Seller an amount equal to the difference between (a) the Purchase Price, and (b) the amount of the Deposit as of the Closing Date (the “Balance”), subject to the prorations and adjustments set forth in Article 5 or as

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otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, in immediately available funds by wire transfer as more particularly set forth in Section 6.2
ARTICLE 3 - TITLE MATTERS
3.1 Title to Real Property. Buyer shall obtain and provide to Seller within three (3) days following Buyer's receipt: a Commitment for an Owner's Policy of Title Insurance with respect to the Property (the “Title Commitment”) from a nationally-recognized title insurance company selected by Buyer (“Title Company”), and (b) copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage (the “Title Documents”). Seller has obtained and provided to Buyer a copy of Seller's most recent as-built ALTA survey of the Property (the “Existing Survey”). Buyer and Seller acknowledge and agree that at Closing the Property shall be subject only to (i) applicable zoning and building ordinances and land use regulations, (ii) all valid and enforceable easements, conditions and restrictions of record as of the Effective Date, including those shown in the Title Commitment (excluding any liens arising by or through Seller, mortgages, deeds of trust and related financing documentation secured by the Property), (iii) such state of facts as disclosed in the Existing Survey and any additional state of facts disclosed by (or which would be disclosed by) a current and accurate ALTA survey of the Real Property (the “Current Survey”), (iv) the lien of taxes not yet due and payable, (v) any exceptions caused by Buyer, its authorized agents, representatives or employees, (vi) such other exceptions as a nationally recognized title insurance company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment or, bonding, indemnity of Seller or otherwise, with Buyer's approval, and (vii) the Leases (the foregoing exceptions described in clauses (i) through (vii) being herein collectively called the “Permitted Exceptions”). Notwithstanding any provision to the contrary contained in this Agreement or any of the documents to be executed in connection herewith or pursuant hereto, any or all of the Permitted Exceptions may be omitted by Seller in the Deed without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller contained in the Deed (which provisions shall survive the Closing and not be merged therein).
3.2 Title Insurance. Buyer may, at Buyer's sole cost and expense, an ALTA Owner's form of title insurance policy (the “Owner's Title Policy”) providing coverage in the amount of the Purchase Price, and insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Seller shall provide at or before the Effective Date, a copy of Seller's existing owner's title policy. Buyer shall be entitled to request that the title company provide, at Buyer's sole cost and expense, such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost or additional liability to Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain the Owner's Title Policy or endorsements and, if Buyer is unable to obtain such Owner's Title Policy or endorsements to the Owner's Title Policy (unless Buyer timely terminates this Agreement in accordance with an express right provided in Section 4.1) Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement (the “Transaction”) without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

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ARTICLE 4 - BUYER'S DUE DILIGENCE
4.1 Buyer's Due Diligence. Subject to the terms of that certain Access and Indemnity Agreement between Buyer and Seller, dated March 13, 2012, Buyer acknowledges that commencing on the execution of and delivery of the Access and Indemnity Agreement between Buyer and Seller and continuing until 5:00 p.m. Eastern Time on April 5, 2012 (the “Due Diligence Period”), Buyer and Buyer's engineers, architects, employees, agents, lenders, consultants, contractors, attorneys and representatives shall have the right to conduct examinations, inspections, testing, studies and/or investigations (herein collectively called the “Due Diligence”) of the Property and information regarding the Property. If Buyer is satisfied with the results of its Due Diligence (including its review of the Title Documents), in Buyer's sole and absolute discretion, Buyer shall deliver written notice of such satisfaction (an "Approval Notice") to Seller at any time prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period. In the event Buyer fails to timely deliver an Approval Notice or in the event Buyer delivers written notice to Seller of its election to terminate this Agreement on or prior to the expiration of the Due Diligence Period, this Agreement shall terminate, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Escrow Agent shall promptly return the Deposit to Buyer without further instruction from Seller. In the event Buyer delivers an Approval Notice on or before the last day of the Due Diligence Period, Buyer shall be deemed to have elected to proceed with the Transaction pursuant to the terms and conditions of this Agreement. Buyer and Seller each acknowledge and agree that Buyer shall have no right after the expiration of the Due Diligence Period to terminate this Agreement pursuant to this Article 4. Notwithstanding the foregoing, Buyer and Buyer's engineers, architects, employees, agents, lenders, consultants, contractors, attorneys and representatives shall be permitted to continue to conduct further Due Diligence on and inspections of the Property until the Closing subject to the terms and conditions of this Agreement.
Within three (3) business days following the Effective Date, Seller shall deliver to Buyer, or make available to Buyer for review at the leasing office of the Property, those items listed on Exhibit P attached hereto that are in Seller's possession or control. Such deliveries are provided without any representation or warranty by Seller, including, without limitation, any warranty as to accuracy or completeness. Buyer has informed Seller that Buyer is required by law to complete, with respect to certain matters relating to the Property, an audit commonly known as a "3-14" Audit (“Buyer's 3-14 Audit”). Seller further agrees that Seller shall make Manager available to Buyer for interviews regarding the Property; provided that Seller makes no representations or warranties with regard to such interviews.
4.2 As-Is Sale. Buyer acknowledges and agrees as follows:
4.2.1 Completion of Due Diligence. During the Due Diligence Period, Buyer shall continue to conduct, such Due Diligence as Buyer shall deem necessary or appropriate. Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.
4.2.2 AS-IS. Subject to Seller's Warranties (as defined in the AS-IS Certificate as hereinafter defined), the Property shall be sold, and Buyer shall accept possession of the Property

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on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS” as of the Closing Date, with no right of setoff or reduction in the Purchase Price. At Closing and as a material inducement for Seller to consummate the Transaction, Buyer will deliver a certification in the form of Exhibit D attached hereto and incorporated herein by this reference (the “AS-IS Certificate”).
4.2.3 No Verbal or Implied Warranties. Except for Seller's Warranties and Seller's covenants in this Agreement (which shall not survive Closing, except to the extent expressly provided herein), none of the Seller Parties (as defined in the AS-IS Certificate) have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, and any matter set forth, contained or addressed in the Documents (as defined in the AS-IS Certificate) including, but not limited to, the accuracy and completeness thereof, or the results of Buyer's Due Diligence.
4.3 Construction Documents. Seller has delivered to Buyer copies of the following items relating to the construction of the Improvements, in each case to the extent in Seller's possession or under Seller's reasonable control: (i) copies of all warranties and guaranties from subcontractors and manufacturers with respect to the Property, (ii) copies of as-built plans and specifications and (iii) copies of all certificates of substantial completion heretofore issued by the Architect with respect to the Improvements (the documents delivered pursuant to this Section 4.3 are hereinafter referred to as the “Construction Documents”).
ARTICLE 5 - ADJUSTMENTS AND PRORATIONS
The following adjustments and prorations shall be made at Closing:
5.1 Lease Rentals and Expenses. All collected rents and other collected payments from tenants under the Leases shall be prorated between Seller and Buyer as of 11:59 p.m. on the day prior to the Closing Date. Seller shall be entitled to all rents, charges, and other revenue of any kind attributable to any period under the Leases to 11:59 p.m. on the day prior to the Closing Date and Buyer shall be entitled to all rents, charges, and other revenue of any kind attributable to the period thereafter. Any diminution of rents due to concessions will not be adjusted at Closing (i.e., any concession that Seller may have authorized during its period of ownership, but which has been disclosed to Buyer on or before the expiration of the Due Diligence Period and accrues after Closing is Buyer's responsibility, if such concession is consistent with the Leasing Guidelines (as hereinafter defined)). Buyer shall be entitled to all rents, charges and other revenue of any kind attributable to any period under the Leases on and after the Closing Date. Rents or other reimbursements due landlord under the Leases not collected as of the Closing Date shall not be prorated at the time of Closing, but Buyer shall make a good faith effort (which shall not include bringing legal action against a tenant, eviction of a tenant, or terminating a tenant's lease) to collect the same on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all rents, escalations and other reimbursements due landlord under the Leases collected by Buyer on or after the Closing Date, less the reasonable costs of collection, shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due Buyer as the current owner and landlord for all periods from and after the Closing Date) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent

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and actually due Seller. At Closing, Seller shall give Buyer a credit at Closing for any obligations for brokerage commissions or finders' fees payable after Closing and incurred in entering into any Leases that are executed on or before the Closing Date.
5.2 Real Estate and Personal Property Taxes. All real estate and personal property taxes imposed for periods prior to the Closing (and payable prior to Closing) shall be paid by Seller prior to or at Closing. Real estate and personal property taxes shall be prorated on an accrual basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed. Such proration shall be calculated based upon the actual number of days in such calendar year, with Seller being responsible for that portion of such calendar year occurring prior to 11:59 p.m. on the day prior to the Closing Date and Buyer being responsible for that portion of such calendar year occurring thereafter. If the real estate and/or personal property tax rate and assessments have not been set for the calendar year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar year, and such proration shall be adjusted between Seller and Buyer upon presentation of written evidence that the actual taxes paid for the calendar year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 5.7. Similarly, if the real estate and/or personal property tax rate and/or assessments are reset after the Closing for a period prior to the Closing (a “Tax Re-Assessment”), then such taxes shall be re-prorated by the parties, provided, however, that if the Title Company provides affirmative coverage with respect to the full amount of any and all Tax Re-Assessments and the Seller pays the full amount of the premium(s) with respect to such affirmative coverage, the parties shall not re-prorate the real estate and/or personal property tax rate and assessments resulting from the Tax-Reassessment. Additionally, if there is a Tax Re-Assessment not covered by any affirmative coverage the Title Company may provide, Seller shall have the right to initiate a tax contest with respect to a Tax Re-Assessment and to continue and to control the progress of and to make decisions with respect to any contest of a Tax Re-Assessment, provided, however, that Buyer may, if it elects, join and be a party to such contest and shall have the right to consent, which shall not be unreasonably withheld, to any settlement or other arrangement with respect to a Tax Re-Assessment, to the extent, and only to the extent, a settlement or other arrangement affects or relates to a period subsequent to Closing. Notwithstanding anything to the contrary provided herein, the Seller shall have no right to enter into a settlement or other agreement with respect to a Tax Re-Assessment that increases or otherwise impacts negatively the real estate and/or personal property tax rate or assessments for the Property for any period after the Closing.
5.3 Other Property Operating Expenses. Utility charges and amounts payable under the Contracts for the Property for the month during which Closing occurs shall be prorated as of 11:59 p.m. on the day prior to the Closing Date. Seller shall pay all utility charges and amounts payable under the Contracts attributable to the Property to, but not including the Closing Date (except for those utility charges payable by tenants) and Buyer shall pay all utility charges and amounts payable under the Contracts attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property.

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Buyer shall request that such services and companies have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date.
5.4 Closing Costs. Seller shall pay i) the commission due CB Richard Ellis (“Seller's Broker”), ii) all transfer taxes, deed stamps, deed recording fee and similar charges, if any, applicable to the Transaction, and iii) one-half of any escrow or closing charges not to exceed $1,000.00. Buyer shall pay a) all premiums and charges for its title insurance policy and survey, b) all other state and county filing charges in connection with the instrument by which Seller conveys the Property, c) all costs of Buyer's due diligence, d) one half of any escrow or closing charges (and any additional escrow or closing charges exceeding $2,000.00), and e) any costs associated with Buyer's financing (including, without limitation, mortgage taxes and other filing costs). Any other closing costs shall be paid in accordance with local custom in Greer, South Carolina. Each party shall pay its own attorneys except as provided in Section 13.16 below. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.
5.5 Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of the unapplied refundable deposits, including cash security deposits and other refundable tenant deposits (including refundable pet deposits, if any) under the Leases and any interest payable thereon. Alternatively, Seller may transfer such unapplied refundable deposits to Buyer at Closing in accordance with applicable law.
5.6 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (ii) to Seller, Buyer shall deposit the amount thereof at the Closing by wire transfer of immediately available funds into the closing escrow established with the Escrow Agent for the payment of the Purchase Price.
5.7 Delayed Adjustment. If at any time following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that, other than for real estate and personal property taxes, such proof is delivered to the party from whom payment is requested on or before the end of the third (3rd) calendar month after Closing.
5.8 Survival of Provisions. The provisions of Article 5 shall survive the Closing and not be merged therein.
ARTICLE 6- CLOSING
Buyer and Seller hereby agree that the Transaction shall be consummated as follows:
6.1 Closing Date. The Transaction shall close (“Closing”) on the date which is thirty (30) days following the expiration of the Due Diligence Period (as it may be extended in accordance with the terms hereof, the “Closing Date”). Notwithstanding anything to the contrary, if an event beyond the reasonable control of Buyer such as (without limitation) an act of war or a blackout shall prevent Buyer from being able to perform on the Closing Date, the Closing Date shall be

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extended for six (6) business days (or to such earlier date as may be agreed to by Buyer and Seller). Closing shall be conducted through an escrow with the Escrow Agent. Buyer and Seller shall conduct a “pre-closing” on the last business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 6.2. Time is of the essence with respect to the Closing Date, subject to the adjournments and extensions expressly provided for herein.
6.2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to deliver the payment specified in Article 2 by timely delivering the same to the Escrow Agent no later than 10:00 a.m. Eastern Time on the Closing Date and unconditionally directing the Escrow Agent to wire the same to Seller's designated account by 12:00 noon Eastern Time on the Closing Date. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Escrow Agent shall record the Deed upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth above. If the time periods set forth in the preceding sentence are not satisfied within the specified time periods, closing adjustments shall be made as of the date of the actual Closing.
6.3 Seller's Closing Deliveries. At the Closing, Seller shall cause the items described in Subsections 6.3.9 and 6.3.11 to be delivered to Buyer's representative at the Property and Seller shall deliver or cause to be delivered to the Buyer through the Escrow Agent all other items in this Section 6.3 executed and acknowledged by Seller, as applicable, as follows:
6.3.1 Deed. A limited warranty deed and affidavit of consideration in the form of Exhibit E attached hereto and incorporated herein by this reference, conveying to Buyer all of Seller's right, title and interest in and to the Real Property (“Deed”).
6.3.2 Bill of Sale. A bill of sale in the form of Exhibit F attached hereto and incorporated herein by this reference conveying all of Seller's right, title and interest in and to the Personal Property and the Other Property Rights.
6.3.3 Assignment of Tenant Leases. An assignment and assumption of tenant leases, in the form of Exhibit G attached hereto and incorporated herein by this reference (“Assignment of Leases”) transferring all of Seller's interest in the Leases.
6.3.4 Assignment of Contracts. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit I attached hereto and incorporated herein by this reference (“Assignment of Contracts”). Seller shall not assign any existing management agreement, any construction contract, or any contracts or policies of insurance for the Property.
6.3.5 Notices to Tenants and Service Providers. A single form letter in the form of (i) Exhibit J-1 attached hereto to the Tenants and incorporated herein by this reference for the tenants under the Leases, duplicate copies of which would be sent notifying such tenants of the sale of the Property to Buyer and advising them that all future payments of rent and other payments due under the Leases are to be made to Buyer at an address designated by Buyer, and (ii) Exhibit J-2 for the service providers of Contracts listed in Exhibit C attached hereto, duplicate copies of which would be sent notifying such service providers of the sale of the

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Property to Buyer and advising them that all future requests for payment and notices of service due under the Contracts are to be sent to Buyer at an address designated by Buyer.
6.3.6 Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit K attached hereto and incorporated herein by this reference, as required by Section 1445 of the United States Internal Revenue Code, as amended (the “Code”)
6.3.7 Updated Rent Roll and Exhibit L. An updated Rent Roll and Exhibit L as referenced in Section 8.2.5.
6.3.8 Evidence of Authority. Documentation to establish to the Title Company's reasonable satisfaction the due authorization of Seller's sale of the Property, Seller's delivery of the documents required to be delivered by Seller pursuant to this Agreement, and Seller's execution of this Agreement and all documents contemplated by this Agreement and the consummation of the Transaction.
6.3.9 Property Documents. (i)  All original (or, if unavailable, copies of) certificates (including certificates of occupancy), licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) operating manuals for all equipment, systems and machinery used in connection with the Property, to the extent in Seller's possession or under Seller's reasonable control, all maintenance, repair and operating records pertaining to such equipment, systems and machinery (the items described in clauses (i) and (ii) being herein collectively called the “Property Documents”).
6.3.10 Other Documents. Such other documents as may be reasonably required by the Title Company that are in form and content reasonably acceptable to Seller (including a mechanics lien affidavit executed by Seller).
6.3.11 Keys and Original Documents. Keys to all locks on the Real Property (in Seller's or Seller's building manager's possession) and originals or, if originals are not available, copies, of the Leases and Contracts (unless canceled as set forth herein) encumbering the Property on the Closing Date.
6.3.12 Inventory of Personal Property. An inventory of the Personal Property.
6.3.13 State Withholding. Seller shall deliver to Escrow Agent such certificate or affidavit, if any, as is required under applicable provisions of South Carolina law and regulation, to assure Escrow Agent that South Carolina tax withholding is not required. If Seller fails to deliver such certificate or affidavit, and otherwise fails to provide Escrow Agent reasonably satisfactory assurance that withholding is not required, then Escrow Agent shall be entitled to withhold applicable South Carolina taxes if and to the extent required by applicable South Carolina laws and regulations.
6.3.14 Seller's Certificate. A certificate executed and acknowledged by Seller certifying the matters set forth in Section 8.2.5 as of the Closing Date.

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6.3.15    Tax Compliance. A South Carolina Tax Compliance Certificate issued by the South Carolina Department of Revenue.
6.4    Buyer Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller through the Escrow Agent the following:
6.4.1    Purchase Price. The Purchase Price, as adjusted for the prorations and adjustments set forth in Article 5 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at closing, in immediately available funds by wire transfer as more particularly set forth in Section 6.2.
6.4.2    Assignment of Leases. The Assignment of Leases executed and acknowledged by Buyer.
6.4.3    Assignment of Contracts. The Assignment of Contracts executed and acknowledged by Buyer.
6.4.4    Buyer’s Certificates. The AS-IS Certificate executed and acknowledged by Buyer as required under Article 4 hereof and a certificate executed and acknowledged by Buyer re-certifying the matters set forth in Section 8.1 as of the Closing Date.
6.4.5    Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property, Buyer’s delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer, and incumbency certificates of Buyer), and Buyer’s execution of this Agreement and all documents contemplated by this Agreement and the consummation of the Transaction.
6.4.6    Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction, in form and content reasonably acceptable to Buyer.
6.5    Delivery of Deed. Effective upon delivery of the Deed, actual and exclusive possession (subject only to the Permitted Exceptions) and risk of loss to the Property shall pass from Seller to Buyer.
ARTICLE 7– CONDITIONS TO CLOSING
7.1    Seller’s Conditions. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:
7.1.1    Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

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7.1.2    Buyer’s Financial Condition. No insolvency proceeding has been filed by or against Buyer and Buyer has not admitted in writing an inability to pay its debts as they become due;
7.1.3    Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed or delivered by Buyer set forth in Section 6.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing;
7.2    Buyer’s Conditions. Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:
7.2.1    Representations True. Subject to the provisions of Section 8.3, all representations and warranties made by Seller in pursuant to Section 8.2, as the same may be amended as provided in Section 8.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;
7.2.2    Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement; and
7.2.3    Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.
7.3    Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 7.1 or Section 7.2, respectively. By closing the Transaction, Buyer and Seller shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.1 and Section 7.2, respectively.
7.4    Failure of a Condition. If any of the conditions set forth in Sections 7.1 or 7.2 are neither waived nor fulfilled on or before the Closing Date, then Buyer or Seller (as appropriate) may either: (i) if the failed condition results from a default by the other party, exercise its rights and remedies in accordance with the provisions of Article 10; or (ii) terminate this Agreement by written notice to the other party, in which case (with respect to this clause (ii)) the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, except for such rights and obligations that survive the termination of this Agreement as expressly set forth in this Agreement.
7.5    Extension to Satisfy Condition. Notwithstanding anything to the contrary contained in Section 7.3, if any condition to Buyer’s obligation to close hereunder has not been satisfied by the then scheduled Closing Date, then Seller shall have the right to extend the Closing Date for such period as shall be reasonably necessary to permit such condition to be satisfied, but in no

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event, on account of any extension by Seller, shall the Closing Date be extended more than ten (10) days in the aggregate.
ARTICLE 8– REPRESENTATIONS AND WARRANTIES
8.1    Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows (which representations and warranties are also deemed to be made on and as of the Closing Date):
8.1.1    Buyer’s Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. At the Closing, Buyer will be in good standing under the laws of the State in which the Property is located. This Agreement and all documents contemplated hereunder to be executed by Buyer have been duly authorized by all requisite action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
8.1.2    Patriot Act Compliance. Buyer is not (i) acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation, nor (ii) engaged in any dealings or transactions, directly or indirectly, in contravention of any United States, international or other applicable money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

8.2	Seller’s Representations. Seller represents and warrants to Buyer as follows:
8.2.1    Seller’s Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller,

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and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite limited liability company action on the part of Seller and are the valid and legally binding obligation of Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the limited liability company operating agreement or articles of organization of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.
8.2.2    Other Seller’s Representations. To Seller’s Knowledge (as such term is hereinafter defined):
(a)    Pending Litigation. As of the Effective Date, except as listed in Exhibit L attached hereto and incorporated herein by this reference, Seller has not received any written notice of pending litigation or pending condemnation proceedings against Seller which would, if determined adversely to Seller, adversely affect the Property or Seller's ability to consummate the transaction contemplated herein.
(b)    Post-Closing Contracts. As of the Effective Date, there are no service, supply, maintenance or utility contracts affecting the Property which will be binding upon Buyer after the Closing other than the Contracts listed in Exhibit C attached hereto.
(c)    Notice of Default. As of the Effective Date, Seller has not received any written notice of default under the terms of any of the Contracts being assumed by Buyer except as listed in Exhibit L attached hereto.
(d)    Rent Roll. The Rent Roll attached hereto and incorporated herein by this reference as Exhibit H is the same rent roll as used by Seller in the ordinary course of its business.
(e)    Governmental Notices. As of the Effective Date, except as listed in Exhibit L attached hereto, Seller has not received any written notice from any governmental authority with respect to the violation of any code, statute, ordinance, rule or regulation regulating the use of or otherwise applicable to the Property.
(f)    Manager Cooperation. Seller has directed the current management agent for the Property, Bell Partners, Inc. (“Property Manager”), to give or otherwise make available to Buyer, its attorneys, agents and/or representatives all non-proprietary books, records, and other writings in such manager’s possession (or, to the extent under such manager’s reasonable control, in Seller’s possession, or under Seller’s reasonable control) related in any material way to the construction, use, ownership or operation of the Property.
(g)    Tenant Files. As of the Effective Date, the tenant files at the Property contain the only written agreements between the tenants and Seller.

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(h)    Operating Statements. The operating statements that are delivered to Buyer will be the same operating statements used by Seller in the ordinary course of its business.
(i)    Environmental Reports. To the knowledge of Seller, Seller has delivered to Buyer true and complete copies of all “phase one” and “phase two” environmental site assessments with respect to the Property in Seller’s possession or under Seller’s reasonable control, which environmental reports are listed in Exhibit N hereto.
(j)    Leasing Commission Agreements. There is no leasing commission agreement affecting the Property with respect to the Leases signed by Seller prior to Closing, except for the management agreement with the Property Manager. Seller does pay referral fees to tenants from time to time as well as bonuses to leasing staff.
(k)    Real Estate Tax Contests. Seller is not presently engaged in any contest of real estate taxes affecting the Property.
8.2.3    No Other Agreements. Seller has not entered into any currently effective agreement to sell or dispose of all of its interest in and to the Property (except for this Agreement).
8.2.4    Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation, nor (ii) engaged in any dealings or transactions, directly or indirectly, in contravention of any United States, international or other applicable money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
8.2.5    Additional Closing Representations. Seller shall be deemed to make the following representations on and as of the Closing Date to Seller’s Knowledge:
(a)    Re-Certification of Rent Roll. The Rent Roll attached hereto as Exhibit H shall have been updated through Closing. True and correct copies of the Leases have been delivered or made available to Buyer for inspection. No concessions have been granted (either in the past or promised in the future) with respect to any of the Leases except as set forth therein. No rents under any of the Leases have been prepaid more than 30 days in advance.

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(b)    Lien-Free Conveyance of Personal Property. The Personal Property installed in the Improvements is owned by Seller free and clear of all liens and encumbrances, except for any liens that will be discharged at the Closing.
(c)    Pending Litigation, Seller Defaults and Governmental Notices. Except as listed in Exhibit L attached hereto, which shall be updated through Closing, Seller has not received any written notice of pending litigation or pending condemnation proceedings, Contract defaults by Seller, or notices of violation of laws applicable to the Property; provided, however, that if Seller’s update to Exhibit L as of Closing includes a new written notice of pending litigation or pending condemnation proceedings, Contract defaults by Seller, or notices of violation of laws applicable to the Property that, in Buyer’s reasonable opinion would have a material adverse effect on the Property, then Buyer may terminate this Agreement, whereupon the Deposit shall be returned to Buyer.

8.3	General Provisions.
8.3.1    No Representation As to Leases. Buyer understands that because, between the Effective Date and the Closing Date, (i) any Lease may expire or terminate in accordance with its terms and/or (ii) any tenant may fail to perform its obligations under its Lease. Accordingly, Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.
8.3.2    Definition of “Seller’s Knowledge”. All references in this Agreement to “Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge of David E. Thompson and Jason Modlinski (whether one or more, the “Designated Representatives”) and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Representatives. There shall be no personal liability on the part of the Designated Representatives arising out of any representations or warranties made herein. Seller hereby represents to Buyer that the Designated Representatives include those individuals who have been primarily responsible for the management of the Property on behalf of Seller for the period immediately prior to the date hereof and are the persons affiliated with Seller with knowledge regarding the matters represented to Seller's Knowledge.
8.3.3    Seller’s Representations Deemed Modified. To the extent that Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the “Buyer’s Representatives”) knows prior to the expiration of the Due Diligence Period that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s knowledge. For purposes of this Agreement, Buyer’s Representatives shall be “deemed to know” that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement; the Documents (as defined in Exhibit D attached hereto) made available to Buyer’s Representatives by Seller and/or Property Manager at the Property, or any studies, tests, reports,

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or analyses prepared by or for Buyer’s Representatives or otherwise obtained by Buyer’s Representatives contains information which is inconsistent with such representation or warranty.
8.3.4    Subsequent Knowledge. If after the expiration of the Due Diligence Period, but prior to the Closing, Buyer or any Buyer’s Representative obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect when made or when deemed to be made, then Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller determines that it is either unwilling to cure or unable to cure such misrepresentation or breach, then Seller shall notify Buyer and, within five (5) business days thereafter, Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement or (c) if such misrepresentation or breach was due to the intentional and willful acts of Seller that first occurs after the expiration of the Due Diligence Period, resort to Buyer’s rights under Section 10.2 hereof. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated by Buyer to exceed $50,000 with respect to all other representations and warranties collectively.
8.3.5    Survival; Limitation on Seller’s Liability. The representations and warranties made by Seller in Section 8.2 shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days following Closing and Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is filed by Buyer against Seller on or before the end of the one hundred eightieth (180th) day following the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller’s breaches of representations and warranties herein or in any documents executed by Seller at Closing shall be limited as set forth in Section 13.15 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate

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or incorrect at the time of the Closing, or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000 with respect to all other representations and warranties collectively.
ARTICLE 9– COVENANTS

9.1	Buyer’s Covenants. Buyer hereby covenants as follows:
9.1.1    Approvals not a Condition to Buyer’s Performance. Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any Contracts, or (d) endorsements to the Title Policy, or (e) any third-party financing.
9.1.2    Retention of Leases and Tenant Files. Buyer acknowledges and agrees that it shall comply will all laws and regulations applicable to the retention of the Leases and the tenant files that are delivered to Buyer at Closing. Buyer shall make all such Leases and files available to Seller for inspection during Buyer's normal business hours, upon three (3) days prior notice. This Section 9.1.2 shall survive Closing for a period of four (4) years.

9.2	Seller’s Covenants. Seller hereby covenants as follows:
9.2.1    Contracts.
(a)    Pre-Closing Contract Modifications. Without Buyer’s prior written consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date Seller shall not enter into, extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by Seller without penalty as of the Closing. Seller shall give Buyer a copy of each Contract or amendment, extension, renewal, replacement or modification entered into after the date hereof, and, provided that such Contract can be terminated without penalty at the Closing, then Buyer shall have the right to direct Seller to deliver a termination notice with respect to such Contract at the Closing, by notice to Seller given not less than ten (10) days prior to the Closing or if not so terminated, such Contract or amendment, modification, extension, renewal or replacement shall be added to Exhibit C and assigned to Buyer at Closing.
(b)    Termination of Management Agreements. On or before the Closing, Seller shall terminate any management agreements currently in effect with respect to the Property at the sole cost and expense of Seller.
9.2.2    Maintenance of Property; Leasing of Property.
(a)    Consistent Operations. Except to the extent Seller is relieved of such obligations by Article 11 hereof, between the date hereof and the Closing Date Seller shall

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maintain, manage and keep the Property in a manner consistent with Seller’s past practices with respect to the Property, except as otherwise provided herein.
(b)    Leasing Guidelines. Exhibit M attached hereto sets forth the guidelines for leasing apartment units at the Property. From time to time following the Effective Date of this Agreement until the Closing as market conditions warrant, Seller shall submit to Buyer for Buyer’s review and approval (which shall not be unreasonably withheld or delayed) proposed changes to such leasing guidelines (as the same are approved by Buyer and amended from time to time with the approval of Seller and Buyer, the “Leasing Guidelines”). From the date hereof until the Closing, Seller shall have the right to enter into Leases for the apartment units at the Property, provided that Seller shall not enter into any Lease that is inconsistent with the then approved Leasing Guidelines without Buyer’s prior written approval, which approval may be withheld in Buyer’s sole discretion. Seller shall make available for Buyer’s inspection at the leasing office copies of Leases entered into after the date hereof promptly following the execution thereof.
(c)    Make Ready In Ordinary Course. With respect to any apartment unit at the Property that is occupied by a tenant and then vacated prior to the Closing and that remains vacant at the Closing, Seller shall cause such vacant apartment units at the Property to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning units over. Buyer shall receive a credit in the amount of $750 for each unit which has been vacant for three (3) business days or longer as of the Closing Date which has not been “made ready” for reletting and occupancy.

9.3	Mutual Covenants.
9.3.1    Publicity. Except as provided below, Seller and Buyer each hereby covenant that after the Closing any press release or public statement (a “Release”) with respect to the Transaction issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld). If either Seller or Buyer is required by law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. Nothing contained herein shall impair Buyer's (or its permitted assignee's) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any Form S-11 Registration Filing) with governmental agencies (including the Securities and Exchange Commission (the “SEC”)) by any real estate investment trust ("REIT") holding an interest (direct or indirect) in Buyer or in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT's broker/dealer network and any of the REIT's investors.
9.3.2    Broker. Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Seller and Buyer each represents and warrants to the other that it has not dealt with any other broker in the Transaction and each

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agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this section.
9.3.3    Survival. The provisions of this Section 9.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.
ARTICLE 10– FAILURE OF CONDITIONS
10.1    Buyer Default. If and only if, the Closing fails to occur by reason of Buyer’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller shall give Buyer two (2) business days’ written notice and may thereafter, if such Closing has still not occurred, as its sole and exclusive remedy, elect to terminate this Agreement by written notice to Buyer. If this Agreement is so terminated, then Seller shall be entitled to the Deposit as liquidated damages as its sole and exclusive remedy, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.
10.2    Seller Default. If and only if, the Closing fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Buyer shall give Seller two (2) business days’ written notice and may thereafter, if the Closing has still not occurred, as its sole and exclusive remedy, elect to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, and Seller shall, upon demand, reimburse Buyer for its actual out-of-pocket third-party expenses in connection with its Due Diligence and negotiation of this Agreement up to a maximum amount of $150,000, or (b) waive the default and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller, provided such suit is brought within sixty (60) days of such failure by Seller.
ARTICLE 11– CONDEMNATION/CASUALTY

11.1	Condemnation.
11.1.1    Right to Terminate. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof, and Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) days after the giving of Seller’s notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a “significant portion” of the Property shall mean such a portion as shall have a value, as reasonably determined by Seller and Buyer, in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000), or if the taking of such portion will cause the remainder of the Property to not comply with zoning or other laws or regulations. If Buyer elects to terminate this Agreement as aforesaid, the provisions of Section 11.4 shall apply.

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11.1.2    Assignment of Proceeds. If (a) Buyer does not elect to terminate this Agreement as aforesaid if all or any significant portion of the Property is taken, or if (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof.
11.2    Destruction or Damage. In the event any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty and (b) would cost less than ONE HUNDRED THOUSAND DOLLARS ($100,000) to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller’s casualty policy (less all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the “Realization Costs”)), and Seller shall assign to Buyer all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date and the cost of repair would equal or exceed ONE HUNDRED THOUSAND DOLLARS ($100,000), or the casualty is an uninsured casualty, then, notwithstanding anything to the contrary set forth above in this section, Buyer shall have the right, at its election, to terminate this Agreement. Buyer shall have thirty (30) days after Seller notifies Buyer that a casualty has occurred to make such election by delivery to the other of a written election notice (the “Election Notice”) and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. In the event Buyer does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller’s right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible amount (less the Realization Costs) under Seller’s casualty insurance policy.
11.3    Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date.
11.4    Effect of Termination. If this Agreement is terminated pursuant to Section 11.1 or Section 11.2, Seller promptly shall direct that the Deposit be refunded to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

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11.5    Waiver. The provisions of this Article 11 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this Article 11.
ARTICLE 12– ESCROW
The Deposit and any other sums which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), together with all interest earned thereon, shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
12.1    Investment of Deposit. The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.
12.2    Delivery of Deposit Upon Closing. If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.
12.3    Disbursement Following Termination. If for any reason the Closing does not occur, the Escrow Agent shall deliver the Deposit and all interest earned thereon to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 12.3. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court of competent jurisdiction. Notwithstanding anything to the contrary contained herein, if Buyer notifies Escrow Agent of its election to terminate this Agreement prior to the expiration of the Due Diligence Period, Seller hereby irrevocably authorizes Escrow Agent to immediately return the Deposit to Buyer, and Escrow Agent shall immediately return the Deposit to Buyer.
12.4    Release and Indemnity. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

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12.5    Taxpayer Identification. Buyer shall pay any income taxes on any interest earned on the Deposit which shall accrue for the benefit of Buyer (but shall be either paid to the Seller or refunded to Buyer in accordance with the terms of this Agreement). Buyer shall notify Escrow Agent of its taxpayer identification number.
12.6    Acceptance of Terms By Escrow Agent. The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Article 12.
12.7    Escrow Fee. The escrow fee, if any, charged by the Escrow Agent shall be shared by Seller and Buyer as described in Section 5.4.
ARTICLE 13– MISCELLANEOUS
13.1    Buyer’s Assignment. Except for an assignment to an Affiliate (as hereinafter defined), Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment made without Seller’s consent shall be null and void. In the event of an assignment, the assigning party shall not be released from any obligations hereunder due to such assignment. For purposes of this Section 13.1, “Affiliate” shall mean (a) any entity which controls, is controlled by or is under common management control with Buyer and/or (b) an entity that is a real estate investment trust (a “REIT”)(or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor and/or co-sponsor and/or is a member of the sub-advisor for such REIT. Buyer may assign this Agreement and its rights hereunder to an Affiliate without the consent of Seller. If Buyer intends to assign its rights hereunder:
13.1.1    Request For Consent. Buyer shall send Seller written notice of its intent to assign or (if required, request for consent to assign) at least five (5) business days prior to the Scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and evidence reasonably satisfactory to Seller of the valid legal existence of Buyer’s assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located and of the authority of Buyer’s assignee to execute and deliver any and all documents required of Buyer under the terms of this Agreement; and
13.1.2    Additional Information. Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee; and
13.1.3    Written Assignment and Assumption. Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement pursuant to which Buyer’s obligations hereunder are expressly assumed by such assignee and such assignee will make the same representations and warranties to Seller as are made by Buyer hereunder.
13.1.4    No Breach of Representations or Warranties. Notwithstanding any provision in this Agreement to the contrary, no transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the

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representations and warranties made in Section 8.1.2 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing. If Buyer fails to provide the requested documentation to Seller at least ten (10) business days prior to the Scheduled Closing Date, then Seller shall have the right, at its election, to disallow the proposed assignment or postpone the Scheduled Closing Date for a period not to exceed thirty (30) days.
13.2    Designation Agreement. Section 6045(e) of the Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent (“Agent”) is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:
13.2.1    Reporting Person. Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.
13.2.2    Additional Information. Seller and Buyer shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.
13.2.3    Request For Taxpayer Identification. Agent hereby requests Seller to furnish to Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is 26-1471520.
13.2.4    Retention of Agreement. Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.
13.2.5    Survival. The provisions of this Section 13.2 shall survive the Closing and not be merged therein.
13.3    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.
13.4    Integration; Waiver. This Agreement, together with the Exhibits hereto and the Access and Indemnity Agreement, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an

Page23

instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
13.5    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located except to the extent its conflict of law principles would direct the application of the law of a different state or forum.
13.6    Captions Not Binding; Schedules and Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.
13.7    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
13.8    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
13.9    Notices. Any notice contemplated by this Agreement must be in writing, addressed as provided below and either (i) sent by United States Mail, postage prepaid, registered or certified mail, return receipt requested, in which case the notice shall be deemed delivered on the date it is accepted or rejected by the addressee; (ii) sent by overnight delivery using a nationally recognized overnight courier, in which case the notice shall be deemed delivered on the date it is accepted or rejected by the addressee; (iii) sent by fax or email, in which case notice shall be deemed delivered upon confirmed transmission of the notice; so long as a hard copy of the facsimile or email transmission is also forwarded as stated in (i) or (ii) of this subsection; or (iv) sent by personal delivery, in which case the notice shall be deemed delivered on the date it is accepted or rejected by the addressee. Either party may change its address by giving the other party five (5) days advance written notice of the change. Notices sent by a party's legal counsel on behalf of such party shall be deemed delivered by the party.
IF TO BUYER:

KBS-Legacy Apartment Community REIT Venture, LLC
5141 California Avenue, Suite 100
Irvine, CA 92617
Attention: Timothy J. O'Brien
Phone: (949) 930-6600
Fax: (949) 930-6666

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E-Mail: tobrien@legacypartners.com
And:

Legacy Partners Residential, Inc.
4000 East Third Avenue, Sixth Floor
Foster City, CA 94404
Attention: W. Dean Henry/Guy K. Hays
Phone: (650) 571-2250
Fax: (650) 571-2253
E-Mail: dhenry@legacypartners.com /
hays@legacypartners.com
COPY TO:

Schultz & Wright, LLP
545 Middlefield Road, Suite 160
Menlo Park, CA 94025
Attention: Anne Keeler Wright, Esq.
Phone: (650) 462-0900
Fax: (650) 462-0998
E-Mail: wright@swllp.com

IF TO SELLER:

Crescent Apartments, LLC
c/o Wood Partners
1001 Morehead Sq Dr
Suite 250
Charlotte, NC 28203
Attn: Sarah A. Murray
Telephone: 704-332-8995
Facsimile: 704-332-8997

And

c/o Wood Partners
2600 N. Military Trail
Suite 100
Boca Raton, FL 33431
Attention: David E. Thompson
Telephone No. 561-893-0094, Ext. 4593
Facsimile No. 561.893.0095

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COPY TO:
Parker Poe Adams & Bernstein LLP
Three Wells Fargo Center
Suite 3000
401 South Tryon Street
Charlotte, NC 28202-1935
Attention: Brent M. Milgrom, Jr.
Telephone No.    (704) 335-9075
Facsimile No.    (704) 335-9681

IF TO ESCROW AGENT:

Paltar Title Agency
1230 Main Street, Suite 700
Columbia, SC 29201
Attn: Carol A. Christian
Telephone: (803) 540-2016
Facsimile: (803) 727-1418

13.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
13.11    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded except for a lis pendens in connection with an action for specific performance, and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a lis pendens or judgment in connection with an action for specific performance) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Seller by reason of the filing by Buyer of such improper notice of pendency or other instrument.
13.12    Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.
13.13    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or Exhibit hereto.

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13.14    Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday, or any Federal or State holiday in the State where the Property is located. If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.
13.15    Seller’s Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and any and all other Seller Parties and the maximum aggregate amount which may be awarded to and collected by Buyer, under this Agreement (including, without limitation, the breach of any representations and warranties contained herein but excluding liability pursuant to Article 5 and Section 13.16) and any and all documents executed pursuant hereto or in connection herewith for which a claim is timely made by Buyer shall not exceed TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) with respect to all claims filed by Buyer against Seller prior to the end of one hundred eighty (180) days following Closing. Seller shall have no liability under this Agreement or any documents executed by Seller pursuant hereto or in connection herewith with respect to any claim filed after the end of the one hundred eightieth (180th) day following Closing. The provisions of this section shall survive the Closing and shall not be merged therein.
13.16    Attorneys' Fees. In the event of any controversy, claim, dispute, arbitration, or litigation between the parties hereto to enforce or interpret any of the provisions of this Agreement or any right of either party hereto, the non-prevailing party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and costs, court or dispute resolution costs, arbitrator's, mediator's, consultant's and expert witness' fees and costs incurred by the prevailing party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing party shall include without limitation (a) a party who dismisses an action in exchange for sums due, (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where such performance is substantially equal to the relief sought in an action, or (c) the party determined to be the prevailing party by a court of law. The terms of this Section 13.6 shall survive the Closing or termination of this Agreement and shall not be merged therein.
ARTICLE 14- CONDOMINIUM CONVERSION

14.1	INTENTIONALLY DELETED
14.2    Disclaimer. WP East Builders II, L.L.C. (the “General Contractor”) was engaged by the Seller in connection with the construction of the improvements on the Property. Notwithstanding anything contained in this Agreement to the contrary, neither Seller nor General Contractor constructed the improvements on the Property as a condominium or constructed the improvements with the intent to convert the Property into a condominium, pursuant to South Carolina law. Seller and the General Contractor specifically disclaim, to the maximum extent permitted by applicable law, any warranties, representations or guarantees of any kind or

Page27

character, express or implied, with respect to the improvements if the Property is converted to a condominium form of ownership by Buyer or by Buyer’s successors and/or assigns. In no event shall Seller, any Seller Party or the General Contractor have any liability of any kind or nature arising from the conversion of the Property to a residential condominium or the sale of individual condominium units, whether to condominium unit owners, contract vendees of condominium units or any condominium association formed with respect to the Property during the Restriction Period.

14.3	INTENTIONALLY DELETED
14.4    Declaration of Temporary Restrictive Covenants. At Closing, the Property shall be conveyed subject to a Declaration of Temporary Restrictive Covenants, the form of which is attached hereto and Exhibit O, and which shall be deemed to constitute a Permitted Exception.

14.5	Survival. The terms of this Article 14 shall survive Closing.

[The Rest of this page left intentionally blank. Signatures follow.]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

SELLER:
CRESCENT APARTMENTS, LLC, a South Carolina limited liability company
By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a
Delaware limited liability company, its sole
manager

By:    Wood Real Estate Investors, L.L.C., a
Delaware limited liability company, its
manager

By:    /s/ David E. Thompson
Name:    David E. Thompson
Title:    Vice President

BUYER:
KBS-Legacy Apartment Community REIT Venture, LLC,
a Delaware limited liability company

By: Legacy Partners Residential Realty LLC,
a Delaware limited liability company,
its managing member

By:   /s/ Timothy J. O’Brien
Name: Timothy J. O’Brien
Title: Senior Vice President

[Joinder Signature Page]

AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to (i) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (ii) comply with the provisions of Article 12 and Section 13.2.
Paltar Title Agency
Name:    /s/ Carol A Christian
Its:     Agent
Date: March 22, 2012

[Joinder Signature Page]

EXHIBIT A
LEGAL DESCRIPTION

Exhibit A Page 1

EXHIBIT A

LAND

Parcel 1

All that certain piece, parcel, or lot of land lying and being in the City of Greer, County of Greenville, State of South Carolina, located on the southern side of Chick Springs Road, at the eastern side of the intersection with South Suber Road, containing 1.00 acres, or 45,549 square feet, more or less, shown as "Parcel 1" on survey entitled "ALTA/ACSM Land Title Survey for Crescent Apartments, LLC" prepared by Richard Bruce Cook II with Precision Land Surveying, Inc. dated July 10, 2007, and being more particularly described as follows:

Beginning at a point in the intersection of South Suber Road and Chick Springs Road and thence running with the old centerline of Chick Springs Road N 46-32-00 E 290.50 feet to a point in Chick Springs Road; thence turning and running with the lines of the land (now or formerly) of Johnnie H. Henderson and Walter M. Henderson the following two courses and distances: 1) S 41-30-00 E 150.00 feet to an iron pin set, 2) S 46-32-00 W 290.50 feet to a point in South Suber Road; thence turning and running with South Suber Road N 41-30-00 W 150.00 feet to the Point of Beginning.

Parcel 2

All that certain piece, parcel, or lot of land lying and being in the City of Greer, County of Greenville, State of South Carolina, located on the southern side of Chick Springs Road, at the eastern side of the intersection with South Suber Road, containing 11.70 acres, or 509,488 square feet, more or less, shown as "Parcel 2" on survey entitled "ALTA/ACSM Land Title Survey for Crescent Apartments, LLC" prepared by Richard Bruce Cook II with Precision Land Surveying, Inc. dated July 10, 2007, and being more particularly described as follows:

Commencing at a point in the intersection of South Suber Road and Chick Springs Road and thence running with the old centerline of Chick Springs Road N 46-32-00 E 290.50 feet to the Point of Beginning; thence continuing with the old centerline of Chick Springs Road the following three courses and distances: 1) N 46-32-00 E 4.50 feet to a point, 2) N 52-49-00 E 311.00 feet to a point, 3) N 60-52-30 E 503.06 feet to a point; thence turning and running with the line of the land (now or formerly) of Christopher S. and Kelly A. Erwin and the line of the land (now or formerly) of Christian Outreach of South Carolina S 29-42-39 E 408.41 feet to an iron pin found, being a common corner with the land (now or formerly) of Mary Louise Dill; thence running with the lines of the Dill land the following two courses and distances: 1) S 29-42-39 E 165.09 feet to an old axle, 2) S 63-25-45 W 360.65 feet to an iron pin found, being a common corner with the land (now or formerly) of John R. Medlock and Margie D. Medlock; thence running with the line of the Medlock land S 63-25-45 W passing through an iron pin found at 603.62 feet for a total of 625.66 feet to a point in South Suber Road; thence with South Suber Road the following five courses and distances: 1) N 49-35-00 W 130.00 feet to a point, 2) N 46-00-00 W 100.00 feet to a point, 3) N 41-30-00 W 50.00 feet to a point, 4) N 46-32-00 E 290.50 feet to a point, and 5) N 41-30-00 W 150.00 feet to the Point of Beginning.

Parcel 3

All that certain piece, parcel or lot of land lying and being in the City of Greer, County of Greenville, State of South Carolina, located on the eastern side of South Suber Road, containing 4.69 acres, or 204,405 square feet, more or less, shown as "Parcel 3" on survey entitled "ALTA/ACSM Land Title Survey for Crescent Apartments, LLC" prepared by Richard Bruce Cook II with Precision Land Surveying, Inc. dated July 10, 2007, and being more particularly described as follows:

Beginning at a point in the centerline of South Suber Road, approximately 430 feet south of the intersection with Chick Springs Road, and being a common corner with the land (now or formerly) of Johnnie H. Henderson and Walter M. Henderson; thence running with the line of the Henderson land N 63-25-45 E passing through an iron pin found at 22.04 feet for a total distance of 625.66 feet to an iron pin found, being a common corner with the land (now or formerly) of Mary Louise Dill; thence turning and running with the

COL 74491v1

line of the Dill land S 29-53-27 E 422.00 feet to an iron pin found, being a common corner with the land (now or formerly) of Shaw Enterprises of the Upstate; thence turning and running with the line of the Shaw land S 63-32-27 W 372.96 feet to an iron pin found, being a common corner with the land (now or formerly) of John R. Medlock and Margie D. Medlock; thence turning and running with the lines of the Medlock land the following two courses and distances: 1) N 29-35-12 W 211.60 feet to an iron pin set, and 2) S 63-36-40 W passing through an iron pin found at 191.87 feet for a total of 210.00 feet to a point in the centerline of South Suber Road; thence turning and running with the centerline of South Suber Road the following two courses and distances: 1) N 39-00-00 W 134.00 feet to a point, 2) N 45-50-07 W 82.34 feet to the Point of Beginning.

Parcel 4

All that certain piece, parcel or lot of land lying and being in the City of Greer, County of Greenville, State of South Carolina, located on the eastern side of South Suber Road, containing 1.05 acres, or 45,669 square feet, more or less, shown as "Parcel 4" on survey entitled "ALTA/ACSM Land Title Survey for Crescent Apartments, LLC" prepared by Richard Bruce Cook II with Precision Land Surveying, Inc. dated July 10, 2007, and being more particularly described as follows:

Beginning at a point in the centerline of South Suber Road, being a common corner with the land (now or formerly) of Shaw Enterprises Of The Upstate; thence running with the centerline of South Suber Road N 26-19-32 W 211.54 feet to a point in the centerline of South Suber Road, being a common corner with the land (now or formerly) of John R. Medlock and Margie D. Medlock; thence turning and running with the line of the Medlock land the following two courses and distances: 1) N 63-36-40 E passing through an iron pin found at 19.44 feet for a total of 210.00 feet to an iron pin set, 2) S 29-35-12 E 211.60 feet to an iron pin found, being a common corner with the land of Shaw; thence turning and running with the line of the Shaw land S 63-32-27 W passing through an iron pin found at 202.61 feet for a total of 222.04 feet to the Point of Beginning.

Parcel 5

All that certain piece, parcel or lot of land lying and being in the City of Greer, County of Greenville, State of South Carolina, located on the northern side of Suber Mill Road, containing 9.48 acres, or 412,855 square feet, more or less, shown as "Parcel 5" on survey entitled "ALTA/ACSM Land Title Survey for Crescent Apartments, LLC" prepared by Richard Bruce Cook II with Precision Land Surveying, Inc. dated July 10, 2007, and being more particularly described as follows:

Beginning at an iron pin found on the northern margin of Suber Mill Road 600 feet east, more or less, from the intersection with South Suber Road, being a common corner with the land (now or formerly) Shaw Enterprises Of The Upstate; thence running with the lines of the Shaw land the following three courses and distances: 1) N 17-11-54 W 113.60 feet to an iron pin found, 2) N 66-54-25 E 148.67 feet to an iron pin found, 3) N 31-29-19 W 434.31 feet to an iron pin found, being a common corner with the land (now or formerly) of John R. Medlock and Margie D. Medlock; thence running with the line of the Medlock land N 29-53-27 W 422.00 feet to an iron pin found on the line (now or formerly) of Johnnie H. Henderson and Walter M. Henderson; thence running with the lines of the Henderson land the following two courses and distances: 1) N 63-25-45 E 360.65 feet to an old axle, 2) N 29-42-39 W 165.09 feet to an iron pin found; thence turning and running with the line (now or formerly) of Christian Outreach Of South Carolina, the line (now or formerly) of James B. Bowick and the line (now or formerly) of Dennis D. Green N 77-40-22 E 489.56 feet to an iron pin on the western margin of the right of way of Bent Creek Drive; thence turning and running with said right of way S 36-21-20 E 77.06 feet to an iron pin found, being a common corner with the land (now or formerly) of Kirk Wheeler; thence turning and running with the line of the Wheeler land S 58-14-51 W 476.38 feet to an iron pin found; thence turning and running with the line of the Wheeler land and the westerly boundary of Dill Creek Commons Subdivision the following three courses and distances: 1) S 29-26-15 E 797.96 feet to a iron pin found, 2) S 66-30-00 W 244.10 feet to an iron pin found, and 3) S 09-39-29 W 242.32 feet to an iron pin found on the northern margin of Suber Mill Road; thence turning and running with the northern margin of Suber Mill Road N 78-20-19 W 156.54 feet to the Point of Beginning.

EXHIBIT B
PERSONAL PROPERTY
(To Be Attached and Amended During Due Diligence Period)

Exhibit B Page 1

EXHIBIT C
LIST OF CONTRACTS
Laundry Room contract dated 08-15-08 between Mac-Gray Services, Inc. and Crescent Apartments, LLC
Landscaping and Irrigation contract dated 09-29-08 between US Lawns of Greenville and Alta Crescent
Intrusion Alarm Monitoring contract dated 08-02-11 between MSW Security Solutions, Inc, and Alta Crescent
Pest Control contract dated 08-02-11 between Mack Pest Eliminators, Inc, and Alta Crescent
Cable TV/Satellite/Phone contract dated 04-01-08 between Charter Communications, LLC and Crescent Apartments, LLC
Painting contract dated 10-27-10 between Palmetto Pro Painting and Alta Crescent
Helium Tank Rental contract dated 01-11-12 between Co-Op Gas Inc. and Alta Crescent Apts.
Answering Service contract dated 07-01-09 between Voice Innovations, LLD dba Call Max and Alta Crescent
Coffee Service dated 10-04-08 between Filter Fresh and Alta Crescent
Air Freshener contract dated 07-26-11 between ScentAir Technologies, Inc. and Bell Partners - Alta Crescent
DVD Rental contract dated 10-27-08 between Woodland Entertainment and Alta Crescent
Trash Removal and Recycling dated 06-12-11 between Republic Services and Alta Crescent

**Advertising contract dated 01-08-09 between ApartmentFinder.com and Alta Crescent
**Advertising contract dated 07-3-08 between ApartmentGuide.com and Alta Crescent
**Advertising contract dated 12-14-11 between Apartments.com and Bell Partners Inc.

**Contracts are non-assignable and will be terminated by the Seller as of the day of closing.

EXHIBIT D
FORM OF BUYER’S AS-IS CERTIFICATE AND AGREEMENT
THIS CERTIFICATE AND AGREEMENT (“Agreement”), is made as of the        day of ______, _____ by _________________________________(“Buyer”) to and for the benefit of Crescent Apartments, LLC, a South Carolina limited liability company, (“Seller”).
RECITALS
Seller, as seller, and Buyer, as buyer, are parties to a Purchase and Sale Agreement (“Sale Agreement”) dated as of                     , which provides for the sale of certain real property (the “Property”), as legally described on Exhibit A attached hereto and incorporated herein by this reference. Any initially capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Sale Agreement; and
The Sale Agreement requires, inter alia, that, as a condition precedent to Seller’s obligations under the Sale Agreement, Buyer shall execute and deliver this Agreement to Seller at Closing.
NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies and agrees as follows:
1.    Buyer acknowledges that, prior to the date hereof:

(a)
Buyer has conducted all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the “Investigations”); and

(b)
Seller has made available to Buyer and otherwise allowed Buyer access to, copies of certain documents in Seller’s possession applicable to the Property, including, but not limited to, the Title Documents, the Leases, the Contracts, the Property Documents, and such other non-proprietary, non-privileged reports, documents, books and records which pertain to the Property as Buyer has deemed necessary or appropriate (all of the foregoing documents described in this clause (b) being herein collectively called the “Documents”).

Buyer has reviewed, examined, evaluated and verified all Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate. In particular, Buyer has determined to its satisfaction the assignability of any Documents to be assigned hereunder. Buyer acknowledges and agrees that it (w) is familiar with the physical condition of the Property, (x) has completed its due diligence with respect to the Property and the Documents to its satisfaction, and (y) is acquiring the

Exhibit D Page1

Property based exclusively upon its own investigations and inspections of the Property and the Documents.
2.    BUYER ACKNOWLEDGES AND AGREES THAT (a) THE PROPERTY SHALL BE SOLD, AND BUYER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE, “AS IS, WHERE IS, WITH ALL FAULTS”, WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE; (b) EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.2 OF THE SALE AGREEMENT, AS AMENDED OR DEEMED AMENDED PURSUANT TO THE SALE AGREEMENT, AND THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE DEED (HEREIN COLLECTIVELY CALLED THE “SELLER’S WARRANTIES”), NONE OF SELLER, ITS AFFILIATED COMPANIES, INCLUDING ITS COUNSEL, SELLER’S BROKER OR ITS SALES AGENTS, NOR ANY MEMBER, PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT, OR AFFILIATE (INCLUDING WP EAST BUILDERS II, L.L.C.) OF SELLER, NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (ALL OF WHICH PARTIES ARE HEREIN COLLECTIVELY CALLED THE “SELLER PARTIES”) HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO BUYER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE INVESTIGATIONS; AND (C) BUYER HAS CONFIRMED INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION. BUYER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S WARRANTIES, BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE OTHER SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OTHER SELLER PARTIES, AS TO: (i) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (ii) THE PHYSICAL CONDITION OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (iii) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (iv) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (v) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (vi) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR

Exhibit D Page2

ORDINANCES; (vii) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN ANY OF SELLER’S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (viii) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (ix) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (x) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY OR ANY OF THE DOCUMENTS; (xi) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (xii) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT NONE OF THE SELLER PARTIES ARE UNDER ANY DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES (EXCEPT WITH RESPECT TO SELLER’S WARRANTIES) OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO ANY OF THE SELLER PARTIES.
3.    ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF ANY OF THE SELLER PARTIES TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER.
4.    BUYER, FOR BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES THE SELLER PARTIES (BUT NOT OTHER THIRD PARTIES) FROM, AND WAIVES ALL CLAIMS AND LIABILITY AGAINST THE SELLER PARTIES FOR OR ATTRIBUTABLE TO THE FOLLOWING:

(a)
ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED BY THE SELLER PARTIES TO BUYER OR ITS AGENTS OR REPRESENTATIVES, EXCEPT FOR SELLER’S WARRANTIES (AS SUCH TERM IS HEREIN DEFINED); AND

(b)
ANY STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION AT THE PROPERTY, INCLUDING WITHOUT LIMITATION, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE,

Exhibit D Page3

COMPENSATION, AND LIABILITY ACT OF 1980, 42 U.S.C. §§9601 ET SEQ., AS AMENDED BY SARA [SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986] AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. §§6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL OR STATE BASED STATUTORY OR REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN OR UNDER THE PROPERTY.
THE FOREGOING RELEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED AS A RELEASE OF SELLER WITH RESPECT TO A BREACH OF ANY OF SELLER’S WARRANTIES.
5.    BUYER HEREBY ASSUMES AND TAKES RESPONSIBILITY AND LIABILITY FOR (BUT DOES NOT, EXCEPT AS PROVIDED IN SECTION 6 HEREOF, AGREE TO INDEMNIFY THE SELLER PARTIES AGAINST), ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS OF EVERY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE PROPERTY ACCRUING AFTER THE DATE HEREOF AND ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH MAY HEREAFTER OCCUR DURING BUYER'S TERM OF OWNERSHIP OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES AND DEMANDS WITH RESPECT TO THE STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY HAZARDOUS MATERIALS, IN AT, UNDER OR ABOUT THE PROPERTY). NOTHING IN THIS SECTION 5 SHALL BE DEEMED TO LIMIT BUYER’S RIGHTS WITH RESPECT TO SELLER’S WARRANTIES OR AGAINST ANY PERSON OTHER THAN SELLER OR ANY SELLER PARTY.
6.    BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SELLER PARTIES FROM ANY AND ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES OR DEMANDS INCURRED BY ANY OF THE SELLER PARTIES AS A RESULT OF OR IN CONNECTION WITH THE PROPERTY TO THE EXTENT THAT THE SAME ACCRUE AFTER THE DATE HEREOF AND ARE ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH MAY FIRST OCCUR AFTER THE DATE HEREOF DURING THE TERM OF BUYER'S OWNERSHIP OF THE PROPERTY AND ARE NOT ATTRIBUTABLE TO ACTS OR OMISSIONS OF ANY OF THE SELLER PARTIES OCCURRING AFTER THE DATE HEREOF.
7.    For purposes of this Agreement, the term “Hazardous Material” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated

Exhibit D Page4

biphenyls, flammable explosives, mold, microbial matter, oil, petroleum or any refined petroleum product.
8.    Notwithstanding any other provision in this Agreement or the Sale Agreement to the contrary, the terms, conditions, obligations and indemnities included in Article 14 of the Sale Agreement are incorporated herein by this reference and shall survive Closing.
9.    Buyer acknowledges and agrees that the provisions of this Agreement were a material factor in Seller’s acceptance of the Purchase Price and, while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Property unless Seller and the other Seller Parties are expressly released as set forth in Section 4 and Buyer assumes the obligations specified in Sections 5 and 6, and provides the indemnifications set forth in, Section 6.
10.    Notwithstanding anything to the contrary herein, the provisions of this Agreement, shall survive the Closing and shall not be merged therein.
IN WITNESS WHEREOF, Buyer has executed this Agreement as of the date first set forth hereinabove.

By:
Name:
Title:

Exhibit D Page5

EXHIBIT A TO EXHIBIT D
LEGAL DESCRIPTION

EXHIBIT E

FORM OF LIMITED WARRANTY DEED

STATE OF SOUTH CAROLINA )	TITLE TO REAL ESTATE
)	(LIMITED WARRANTY DEED)
COUNTY OF GREENVILLE )

KNOW ALL MEN BY THESE PRESENTS, that Crescent Apartments, LLC, a South Carolina limited liability company, (hereinafter referred to as the “Grantor”) in consideration of Five and No/100 Dollars ($5.00) and other valuable consideration, to the Grantor in hand paid at or before the sealing and delivery of these presents by ____________________________________, a ________________________________, (hereinafter referred to as the “Grantee”) in the State aforesaid, the receipt of whereof is hereby acknowledged, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto the Grantee, all that tract or parcel of land with improvements thereon lying (the “Premises”) described as follows:
See Exhibit A attached hereto and incorporated herein by reference.
GRANTEE’S MAILING ADDRESS: For the purpose of this deed Grantee’s mailing address is:
__________________________________________
__________________________________________
__________________________________________

TOGETHER with all and singular, the rights, members, hereditaments and appurtenances to the said Premises belonging or in any way incident or appertaining, including but not limited to all improvements of any nature located on the Premises and all easements and rights‑of‑way appurtenant to the Premises.
SUBJECT TO the permitted exceptions listed on Exhibit B and incorporated herein by this reference (“Permitted Exceptions”).

TO HAVE AND TO HOLD all and singular the Premises unto the Grantee, its Successors and Assigns forever.
AND, subject to the Permitted Exceptions (defined above), the Grantor does hereby bind the Grantor and its successors to warrant and forever defend, all and singular, title to the Grantor’s said interest in the said premises unto the Grantee, its successors and assigns, against the Grantor, its successors and all persons claiming by, under or through Grantor, but not otherwise
The masculine singular pronouns used throughout this document shall be read as the masculine, feminine or neuter form of pronoun (in singular or plural) as the context shall require. In addition, the word “Heirs” shall be read as “Successors” in reference to any grantor or grantee which is not an individual.
WITNESS the Hand and Seal of the Grantor this ____ day of March, 2012.

SIGNED, SEALED AND DELIVERED IN THE PRESCENCE OF:	SELLER CRESCENT APARTMENTS, LLC, a South Carolina limited liability company
By: WP Crescent, L.L.C., a Georgia limited liability company, its manager
Witness No. 1
By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager
Witness No. 2	By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

3

STATE OF SOUTH CAROLINA )
)	ACKNOWLEDGMENT
COUNTY OF GREENVILLE )

I,____________________, a notary public for the state of __________________, do hereby certify that ____________________, as _________________ of Wood Real Estate Investors, L.L.C., manager of WP East Development Enterprises, L.L.C., the sole manager of WP Crescent, L.L.C., the manager of Crescent Apartments, LLC, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.
Witness my hand and seal (where an official seal is required by law) official seal this ____ day of March, 2012.
__________________________(SEAL)
Signature of Notary Public
My commission expires:_____________

4

EXHIBIT A

Legal Description: [Insert Legal Description here]

Derivation: [Insert Deed Derivation here]

TMS No.: [Insert Greenville County tax map number here]

STATE OF SOUTH CAROLINA	Page 1 of 2
COUNTY OF GREENVILLE	AFFIDAVIT
PERSONALLY appeared before me the undersigned, who being duly sworn, deposes and says:

1.	I have read the information on this affidavit and I understand such information.

2.
The property being transferred consists of approximately _________ acres located in Greenville County, South Carolina bearing County Tax Map Number(s) _________________, and was transferred by Crescent Apartments, LLC to _____________________________ on March ____, 2012.

3.    Check one of the following: The deed is
(a) ____X____subject to the deed recording fee as a transfer for consideration paid or to be paid in money or money’s worth.

(b) ________	subject to the deed recording fee as a transfer between a corporation, a partnership, or other entity and a stockholder, partner, or owner of the entity, or is a transfer to a trust or as a distribution to a trust beneficiary.

(c) ________	exempt from the deed recording fee because (See Information section of affidavit):
___________________________________________________
(If exempt, please skip items 4 - 7, and go to item 8 of this affidavit.)

4.	Check one of the following if either item 3(a) or item 3(b) above has been checked (See Information section of this affidavit):
(a) ____X____ The fee is computed on the consideration paid or to be paid in money or money’s worth in the amount of $20,800,000.00.

(b) ________	The fee is computed on the fair market value of the realty which is
__________________.

(c) ________	The fee is computed on the fair market value of the realty as established for property tax purposes which is _______________________ .

5.
Check Yes        or No   X      to the following: A lien or encumbrance on the land, tenement, or realty before the transfer and remained on the land, tenement, or realty after the transfer. If “Yes,” the amount of the outstanding balance of this lien or encumbrance is: _______________________.

6.    The deed recording fee is computed as follows:

(a) Place the amount listed in item 4 above here:	$20,800,000.00
(b) Place the amount listed in item 5 above here: (If no amount is listed, place zero here.)	- 0 -
(c) Subtract Line 6(b) from Line 6(a) and place result here:	$20,800,000.00
7.    The deed recording fee due is based on the amount listed on Line 6(c) above and the deed recording fee due is: $76,960.00.

8.	As required by Code Section 12-24-70, I state that I am a responsible person who was connected with the transaction as: _______________________.

5

9.
I understand that a person required to furnish this affidavit who willfully furnishes a false or fraudulent affidavit is guilty of a misdemeanor and, upon conviction, must be fined not more than one thousand dollars or imprisoned not more than one year, or both.

By: _____________________________________
Name: ______________________________
Title: _______________________________
SWORN to before me this ______ day of March, 2012
___________________________
Notary Public for My Commission Expires
___________________________

Exhibit E Page1

INFORMATION
Except as provided in this paragraph, the term “value” means “the consideration paid or to be paid in money or money's worth for the realty.” Consideration paid or to be paid in money's worth includes, but is not limited to, other realty, personal property, stocks, bonds, partnership interest and other intangible property, the forgiveness or cancellation of a debt, the assumption of a debt, and the surrendering of any right. The fair market value of the consideration must be used in calculating the consideration paid in money's worth. Taxpayers may elect to use the fair market value of the realty being transferred in determining fair market value of the consideration. In the case of realty transferred between a corporation, a partnership, or other entity and a stockholder, partner, or owner of the entity, and in the case of realty transferred to a trust or as a distribution to a trust beneficiary, “value” means the realty's fair market value. A deduction from value is allowed for the amount of any lien or encumbrance existing on the land, tenement, or realty before the transfer and remaining on the land, tenement, or realty after the transfer. Taxpayers may elect to use the fair market value for property tax purposes in determining fair market value under the provisions of the law.
Exempted from the fee are deeds:
(1)    transferring realty in which the value of the realty, as defined in Code Section 12-24-30, is equal to or less than one hundred dollars;
(2)    transferring realty to the federal government or to a state, its agencies and departments, and its political subdivisions, including school districts;
(3)    that are otherwise exempted under the laws and Constitution of this State or of the United States;
(4)    transferring realty in which no gain or loss is recognized by reason of Section 1041 of the Internal Revenue Code as defined in Section 12-6-40(A);
(5)    transferring realty in order to partition realty as long as no consideration is paid for the transfer other than the interests in the realty that are being exchanged in order to partition the realty;
(6)    transferring an individual grave space at a cemetery owned by a cemetery company licensed under Chapter 55 of Title 39;
(7)    that constitute a contract for the sale of timber to be cut;
(8)    transferring realty to a corporation, a partnership, or a trust in order to become, or as, a stockholder, partner, or trust beneficiary of the entity provided no consideration is paid for the transfer other than stock in the corporation, interest in the partnership, beneficiary interest in the trust, or the increase in value in such stock or interest held by the grantor. However, except for transfers from one family trust to another family trust without consideration, the transfer of realty from a corporation, a partnership, or a trust to a stockholder, partner, or trust beneficiary of the entity is subject to the fee even if the realty is transferred to another corporation, a partnership, or trust;
(9)    transferring realty from a family partnership to a partner or from a family trust to a beneficiary, provided no consideration is paid for the transfer other than a reduction in the grantee's interest in the partnership or trust. A “family partnership” is a partnership whose partners are all members of the same family. A “family trust” is a trust, in which the beneficiaries are all members of the same family. “Family” means the grantor, the grantor's spouse, parents, grandparents, sisters, brothers, children, stepchildren, grandchildren, and the spouses and lineal descendants of any of them, and the grantor's and grantor's spouse's heirs under a statute of descent and distribution. A “family partnership” or “family trust” also includes charitable entities, other family partnerships and family trusts of the grantor, and charitable remainder and charitable lead trusts, if all the beneficiaries are charitable entities or members of the grantor's family. A “charitable entity” means an entity which may receive deductible contributions under Section 170 of the Internal Revenue Code as defined in Section 12-6-40(A);
(10)    transferring realty in a statutory merger or consolidation from a constituent corporation to the continuing or new corporation;
(11)    transferring realty in a merger or consolidation from a constituent partnership to the continuing or new partnership; and,
(12)    that constitute a corrective deed or a quitclaim used to confirm title vested in the grantee, provided that no consideration of any kind is paid or is to be paid under the corrective or quitclaim deed.

Exhibit E Page2

(13) transferring realty subject to a mortgage to the mortgagee whether by a deed in lieu of foreclosure executed by the mortgagee or deed pursuant to foreclosure proceedings.

Exhibit E Page3

EXHIBIT F
FORM OF BILL OF SALE

STATE OF SOUTH CAROLINA §
§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF GREENVILLE §

WHEREAS, by Purchase and Sale Agreement (“Sale Agreement”) dated as of ______________________, by and between Seller and Buyer, Seller agreed to sell to Buyer certain real property, and the improvements located thereon (“Property”) as more particularly described in the Sale Agreement;
WHEREAS, pursuant to the Sale Agreement, by limited warranty deed of even date herewith, Seller, conveyed to Buyer that certain tract of land more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all improvements located thereon (“Real Property”).
WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.
NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all of Seller’s right, title and interest in and to the Personal Property and the Other Property, each as defined in the Sale Agreement, including, but not limited to the items described on Exhibit B attached hereto, to have and to hold, all and singular, the Personal Property unto Buyer forever.

Exhibit F Page1

EXECUTED this _____ day of _______, 2012, TO BE EFFECTIVE as of the ______ day of ____________, 2012.

SELLER: CRESCENT APARTMENTS, LLC, a South Carolina limited liability company

By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager

By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

Exhibit F Page2

STATE OF SOUTH CAROLINA §
§
COUNTY OF GREENVILLE §

This instrument was acknowledged before me on _____, ___, ____ by _____________, the ________ of _______________________a, which is the ____________________ of ____________________________, on behalf of said limited liability company.

_______________________,	Notary Public

My Commission Expires:
______________________

Exhibit F Page3

EXHIBIT G
FORM OF ASSIGNMENT OF LEASES
THIS ASSIGNMENT OF LEASES (“Assignment”), is made by and between CRESCENT APARTMENTS, LLC, a South Carolina limited liability company (“Assignor”) and _________________________________________ (“Assignee”) as of the ___ day of ________________, 2012 (the "Effective Date").
W I T N E S S E T H:
WHEREAS, by Purchase and Sale Agreement (“Sale Agreement”) dated as of ______________________, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon (“Property”) as more particularly described in the Sale Agreement; and
WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and Assignee shall assume all of the obligations of Assignor under such leases from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.    Assignment of Tenant Leases. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under those certain tenant leases set forth in Exhibit A attached hereto and incorporated herein by this reference and any amendments, guarantees and other documents relating thereto (herein collectively called the “Leases”). Assignee hereby (a) assumes all liabilities and obligations of Assignor under the Leases from and after the Effective Date; and (b) agrees to indemnify, defend and hold Assignor harmless from any and all liabilities and obligations under the Leases to the extent that the same are attributable to events or circumstances which may first occur after the date hereof and are not attributable to acts or omissions of Assignor occurring after the Effective Date. Assignor agrees to indemnify, defend and hold Assignee harmless from any and all liabilities and obligations arising out of claims by third parties relating to Assignor’s default under the Leases prior to the Effective Date.
2.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the state in which the Real Property is located as applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

Exhibit G Page1

3.    This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
4.    In the event of any controversy, claim, dispute, arbitration, or litigation between the parties hereto to enforce or interpret any of the provisions of this Assignment or any right of either party hereto, the non-prevailing party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and costs, court or dispute resolution costs, arbitrator's, mediator's, consultant's and expert witness' fees and costs incurred by the prevailing party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing party shall include without limitation (a) a party who dismisses an action in exchange for sums due, (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where such performance is substantially equal to the relief sought in an action, or (c) the party determined to be the prevailing party by a court of law.
EXECUTED this _____ day of ________, ____, TO BE EFFECTIVE as of the ________ day of _______, 2012.

ASSIGNOR: CRESCENT APARTMENTS, LLC, a South Carolina limited liability company

By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager

By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

ASSIGNEE:

Exhibit G Page2

[BUYER]
By:__________________________ Name:________________________ Title:_________________________

Exhibit G Page3

EXHIBIT I
FORM OF ASSIGNMENT OF CONTRACTS
THIS ASSIGNMENT OF CONTRACTS (“Assignment”), is made by and between CRESCENT APARTMENTS, LLC, a South Carolina limited liability company (“Assignor”) and _________________________________________________ (“Assignee”) to be effective as of the ___ day of ___________, 2012 (the "Effective Date").
W I T N E S S E T H:
WHEREAS, by Purchase and Sale Agreement (“Sale Agreement”) dated as of ___________, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon (“Property”) as more particularly described in the Sale Agreement; and
WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.    Assignment of Contracts, Licenses and Permits. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under the Contracts listed on Exhibit A, Licenses and Permits (each as defined in the Sale Agreement). Assignee hereby assumes all obligations under the Contracts and the Licenses and Permits accruing from and after the Effective Date but expressly excluding liabilities and obligations under the Contracts and the Licenses and Permits that arise or accrue as a result of claims made or causes of actions brought by any party unrelated to Assignee thereto alleging a default or breach by Assignor under the Contracts or the Licenses and Permits. Assignee agrees to indemnify, defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature under the Contracts and the Licenses and Permits, to the extent attributable to events or circumstances which first occur after the date hereof and are not attributable to the acts or omissions of Assignor occurring after the date hereof. Assignor agrees to indemnify, defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature arising from claims by third parties relating to Assignor’s default under the Contracts prior to Closing.
2.    Assignment of Warranties and Guarantees. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to the Warranties and Guarantees as defined in the Sale Agreement.

Exhibit I Page1

3.    Rights to Use Name. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest, if any, to use the name “Crescent” in connection with the Real Property and all rights to use the telephone number and website associated with the name and the Real Property.
4.    Attorneys' Fees. In the event of any controversy, claim, dispute, arbitration, or litigation between the parties hereto to enforce or interpret any of the provisions of this Assignment or any right of either party hereto, the non-prevailing party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and costs, court or dispute resolution costs, arbitrator's, mediator's, consultant's and expert witness' fees and costs incurred by the prevailing party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing party shall include without limitation (a) a party who dismisses an action in exchange for sums due, (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where such performance is substantially equal to the relief sought in an action, or (c) the party determined to be the prevailing party by a court of law.
5.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of South Carolina applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.
6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

Exhibit I Page2

EXECUTED this _____ day of __________,     , TO BE EFFECTIVE as of the ________ day of _______,         .

ASSIGNOR: CRESCENT APARTMENTS, LLC, a South Carolina limited liability company

By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager

By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

ASSIGNEE: [BUYER]

By:__________________________ Name:________________________ Title:_________________________

Exhibit I Page3

EXHIBIT J-1
FORM OF NOTICE TO TENANTS
________________, _________

RE:	Notice of Change of Ownership of Alta Crescent Apartments
Dear Tenants:
You are hereby notified as follows:
That as of the date hereof, Crescent Apartments, LLC, has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the “Property”) to ____________________________ (the “New Owner”). After today, New Owner will be responsible for all obligations of the “landlord” or “lessor” under your lease.
Future notices and rental payments with respect to your lease premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
________________________
________________________
________________________
Your security deposit has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

Sincerely, CRESCENT APARTMENTS, LLC, a South Carolina limited liability company

By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager

By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

Exhibit J-1 Page1

EXHIBIT J-2
FORM OF NOTICE TO SERVICE PROVIDERS
________________, _______

RE:    Notice of Change of Ownership of Alta Crescent Apartments
Dear Service Provider:
You are hereby notified as follows:
That as of the date hereof, Crescent Apartments, LLC has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”), to ________________________________ (the “New Owner”). After today, New Owner will be responsible for all obligations and receive all benefits under your contract.
Future notices and requests for payments with respect to your contract at the Property should be made to the New Owner in accordance with your contract terms at the following address:
________________________
________________________
________________________

Sincerely, CRESCENT APARTMENTS, LLC, a South Carolina limited liability company

By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager

By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

Exhibit J-2 Page1

EXHIBIT K
FORM OF SELLER’S FIRPTA AFFIDAVIT
Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by Crescent Apartments, LLC (“Seller”), the undersigned hereby certifies the following :
1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and
2.    Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations.
3.    Seller’s U.S. employer tax identification number is ________________; and
4.    Seller’s office address is c/o Wood Partners. 1001 Morehead Sq Dr, Suite 250, Charlotte, NC 28203, Attn: Sarah A. Murray
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
The undersigned officer of Seller declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Seller as a _________ of Seller.
Dated: _________ ___, 2012.
[Signature Page Follows]

Exhibit K Page1

CRESCENT APARTMENTS, LLC, a South Carolina limited liability company

By: WP Crescent, L.L.C., a Georgia limited liability company, its manager

By: WP East Development Enterprises, L.L.C., a Delaware limited liability company, its sole manager

By: Wood Real Estate Investors, L.L.C. a Delaware limited liability company, its manager By:__________________________ Name:________________________ Title:_________________________

Exhibit K Page2

STATE OF _________________ §
§
COUNTY _________________ §

On this the ___ day of ____________, _____, before me, the undersigned officer, personally appeared ______________________ who acknowledged himself to be the ____________________ of _______________________, a _________________, which is the sole member of ________________________, a _______________________, and that, as such ______________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
___________________________________
Notary Public
My commission expires:
______________________

Exhibit K Page3

EXHIBIT L
LITIGATION AND CONDEMNATION NOTICES, CONTRACT DEFAULTS
AND GOVERNMENTAL VIOLATIONS
Litigation Notices - [None]
Condemnation Notices – [None]
Contract Default Notices – [None]
Governmental Violation Notices – [None]

Exhibit L Page1

EXHIBIT M

LEASING GUIDELINES

Rent (excluding any incentives)	$640.00 per month, minimum (1-bedroom); $750.00 per month, minimum (2-bedroom); $950.00 per month, minimum (3-bedroom).

Lease Form	Based on Seller's standard form, subject to modifications as customarily negotiated by Seller's leasing agents in the ordinary course of business.

Term	6 or more months; provided, however, any units that are currently rented as short term or "corporate" units may be re-leased on similar terms.

Exhibit M Page1

EXHIBIT N

LIST OF ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment Report, prepared by Professional Service Industries, Inc. for Wood Partners dated October 17, 2007
Phase II Environmental Site Assessment Report, prepared by Professional Service Industries, Inc. for Wood Partners dated November 7, 2007
Geotechnical Engineering Services Reports, prepared by Professional Service Industries, Inc. for Wood PArtners dated August 17, 2007

EXHIBIT O

Prepared By/Returned To:
___________________
___________________
___________________
Map/PIN: ___________________

DECLARATION OF TEMPORARY RESTRICTIVE COVENANTS
This Declaration of Temporary Restrictive Covenants (this “Declaration”), dated as of _____    , 201_, is made by Crescent Apartments, LLC, a South Carolina limited liability company (“Declarant”)

1.Background.
As of the date hereof, Declarant owns the land described in Exhibit A to this Declaration (the “Burdened Tract”). Simultaneously with the execution of this Declaration, Declarant is conveying the Burdened Tract to_______________, a ___________________ (“Landowner”). Declarant and Landowner have agreed to impose certain restrictions on the Burdened Tract; and but for creation of such restrictions, Declarant would not convey the Burdened Tract to Landowner.
2.Use Restrictions.
For the Term provided in Section 5 hereof: (i) no condominium map, declaration of condominium ownership, master deed or other instrument or device (each, a “Condominium Instrument”) for the purpose of creating a condominium, horizontal property regime, fractionalized ownership, or similar arrangement may be made effective as to the Burdened Tract or any improvements located on the Burdened Tract, or any part of the Burdened Tract or any such improvements, and any such Condominium Instrument attempted to be created or filed during such Term shall be void; (ii) no dwelling unit located on the Burdened Tract may be conveyed in fee separately from the fee ownership of all other dwelling units located on the Burdened Tract; and (iii) neither the Burdened Tract nor any improvements located on the Burdened Tract, nor any part of the Burdened Tract or any such improvements, may be conveyed in fee to a cooperative or other entity the purpose of which is to provide occupants of the Burdened Tract or any improvements located on the Burdened Tract with any ownership interest in the Burdened Tract or any such improvements.
Nothing in this Section 2 is intended to prevent ownership of the Burdened Tract or any improvements located on the Burdened Tract by one or more partnerships, corporations, limited liability companies, trusts or other entities so long as the ownership of the entity or entities (other than incidental amounts) is not vested, directly or indirectly, in persons who are individual

Exhibit O Page1

occupants of the dwelling units located on the Burdened Tract or in any improvements located on the Burdened Tract.
3.Burden and Benefit.
During the Term hereof, (i) the restrictions imposed by this Declaration shall burden the Burdened Tract, and (ii) the Burdened Tract shall be held, transferred, sold and conveyed subject to such restrictions, whether or not reference is made to this Declaration in the related conveyance document. The restrictions imposed by this Declaration shall, during the Term hereof, run with the land and be binding on all successors owners and other parties having any interest in the Burdened Tract, whether or not so stated in any conveyance document. The restrictions imposed by this Declaration shall, during the Term hereof, benefit and may be enforced by Declarant and any person who, from time to time, is or was the holder of a direct or indirect ownership interest in Declarant (the “Benefited Parties”).
4.Enforcement.
During the Term hereof, this Declaration may be enforced by injunction, it being specifically recognized that damages will not be an adequate remedy to compensate for a violation of this Declaration. Failure by any person to enforce this Declaration shall not be deemed a waiver of the right to do so. Any person who prevails in any action to enforce this Declaration will be entitled to recover reasonable attorneys’ fees and other reasonable costs of enforcement. Under no circumstance shall the violation of the terms of this Declaration result in a forfeiture or reversion of title. Without limiting the foregoing, any owner of the Burdened Tract that violates the restrictions imposed by this Declaration shall indemnify, defend and hold the Benefited Parties and their respective affiliates, including, without limitation, any affiliated contractor, harmless from and against any and all damages, losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever arising directly or indirectly relating to the conversion of the Property to multifamily residential condominiums at any time during the Term (defined below), including without limitation any and all claims by, through or under any purchaser of a condominium unit, their successors or assigns, any owner’s association, their successors and assigns related to the design or construction of the improvements located upon the Burdened Tract.
5.Term.
The restrictions imposed by this Declaration and the provisions hereof will be in force from the date hereof until and ending on 12:01 a.m. EST on    , _______________________ [INSERT 8th ANNIVERSARY OF THE ISSUANCE OF THE FINAL CERTIFICATE OF OCCUPANCY FOR THE BUILDINGS LOCATED UPON THE PROPERTY] (the “Term”). However, the restrictions imposed by this Declaration will cease to apply to any building on the Burdened Tract and the portion of the Burdened Tract occupied by that building if the building is completely destroyed by fire, windstorm or other casualty or if the building is demolished. The restrictions imposed by this Declaration and all of the provisions hereof will automatically expire and will be of no further force nor effect upon the end of the Term hereof. No documentation or

Exhibit O Page2

further instrument will be required to evidence the termination of the restrictions imposed by this Declaration and the provisions hereof and all current and future owners, lenders, title insurers and others having an interest in the Burdened Tract may rely simply upon the expiration of the Term as conclusive evidence of the termination of this Declaration.
6.Miscellaneous.
A determination that any provision of this Declaration is invalid or unenforceable will not effect the validity or enforceability of any other provision of this Declaration or the enforceability of that provision under other circumstances. The captions in this Declaration are for convenience of reference and are not to be considered in construing this Declaration. This Declaration shall be governed by the laws of the state in which the Burdened Tract is located.
EXECUTED this _____ day of ________, ________.
[Signature & Notary Pages to Be Attached In Recordable Form]

Exhibit O Page3

EXHIBIT P

GENERAL MATERIALS:
1.00    FINANCIAL INFORMATION

☐	1.01	Operating statements for the last three (3) years
☐	1.02
☐	1.03
☐	1.04	Current year's leasing and management reports to the extent not deemed proprietary by Seller
☐	1.05	Certified rent roll (current month with lease expiration dates)
☐	1.06	Other income and rental concessions
☐	1.07	Current and historical property tax bills and assessments
☐	1.08	Service agreements and maintenance contracts
☐	1.09	management and leasing contracts
☐	1.10	List of Employees with salaries, date of hire and bonus arrangements (if any), to the extent not deemed proprietary by Seller
☐	1.11	Current insurance certificates
☐	1.12
☐	1.13	Schedule of historical capital expenditures
☐	1.14
☐	1.15	Tenant Leases and Tenant Files

2.00 PROPERTY/PHYSICAL INFORMATION

☐	2.01	Site plans (with dimensions) and unit floor plans
☐	2.02	building plans and specifications
☐	2.03
☐	2.04	Environmental reports, applications, or approvals; soils/geotechnical and geological hazard reports
☐	2.05
☐	2.06
☐	2.07	Material safety data sheets (excluding any such information related to the construction period)
☐	2.08	Pest control/termite report (include termite bonds if applicable)
☐	2.09	Certificate of occupancy (for each building if issued separately) and architect's certificate of completion
☐	2.10	Construction and building permits,
☐	2.11	Copy of existing vendor and subcontractor warranties.
☐	2.12	List of contractors and subcontractors conducting work on the original construction of the improvements and any other major work
☐	2.13	Licenses (business, pool and spa, etc.) and use permits
☐	2.14
☐	2.15	All asbestos, lead-based paint, soils, seismic, geologic, drainage, toxic waste,

Exhibit P Page1

engineering, environmental and similar type reports and surveys (including, but not limited to, any Phase I or Phase II Environmental Site Assessments)
☐	2.16	[intentionally deleted – covered in 1.08]

3.00 TITLE & SURVEY INFORMATION

☐	3.01
☐	3.02	Existing as-built A.L.T.A. survey
☐	3.03
☐	3.04	City development agreements and impact fees and entitlement documents
☐	3.05
☐	3.06

4.00 OTHER INFORMATION

☐	4.01
☐	4.02	Standard lease and deposit form
☐	4.03	Itemized inventory of personal property
☐	4.04	Leasing brochures and marketing information
☐	4.05	Offering package
☐	4.06
☐	4.07

DOCUMENTS REQUIRED FOR 3-14 AUDIT:

5.00

☐	5.01	.
☐	5.02
☐	5.03
☐	5.04

6.00 GENERAL

☐	6.01
Property operating statements for the most recent full calendar year and for the current year to date, with break out in quarterly intervals. Example: for a property to be purchased 4/15/12,
o    need statements for quarter ended 3/31/11, 6/30/11, 9/30/11, 12/31/11, 3/31/12
o    if not included on quarterly reports, need YTD 12/31/11

☐	6.02	Trial balance o for most recent full calendar year (12/31/11) o as of the current date
☐	6.03	General ledger (all activity for designated period, all general ledger accounts) o for most recent full calendar year (2011) o for the current year to date (2012)
☐	6.04	Bank Statements and Bank Reconciliations as of prior year end (12/31/11) o 2 months of current year (01/31/12 and 02/28/12)

Exhibit P Page2

7.00 REVENUES

☐	7.01
Access to the following for the most recent full calendar year (e.g. 2011) and for the current year to date (e.g. 2012):
o    Lease files
o    Ledgers for residents occupying units
o    Detailed receivables listing for all delinquent and prepaid
o    Listing of write-offs
o    Access to support for tenant rent payments (i.e. check copies)
o    Schedule of misc revenues (parking, vending, etc.) and related support (agreements, copy of receipts, etc.)

☐	7.02	Rent roll reflecting beginning & ending term, rental rate & any additional charges provided per terms of lease, for each current resident
☐	7.03	Year end Rent Rolls for the last five years as applicable

8.00 EXPENSES

☐	8.01
Access to the following for the most recent full calendar year and for the current year to date:
o    Invoices
o    Check copies
o    Property tax bills
o    Insurance statements
o    Management fee agreement
o    Management fee calculation
o    Agreements with Contractors
o    Utility bills
o    Service contracts

☐	8.02	Check register for current year (1/1/12 through current date)
Note: support should cover entire prior and current year - e.g. if uinsurance policy is from
July-June and acquisition date is 4/15/12, include policy for July 2010-June 2011, July
2011-June 2012

9.00    POST-CLOSING

☐	9.01	YTD income statement for 2012 (to the Closing Date)
☐	9.02	Trial balance as of the Closing Date
☐	9.03	YTD general ledger 2012 (to the Closing Date)
☐	5.05

Exhibit P Page3